Exhibit 99.1

WEBSTER REPORTS
FOURTH QUARTER 2024 EPS OF $1.01; ADJUSTED EPS OF $1.43
STAMFORD, Conn., January 17, 2025 - Webster Financial Corporation (“Webster”) (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common stockholders of $173.6 million, or $1.01 per diluted share, for the quarter ended December 31, 2024, compared to $181.2 million, or $1.05 per diluted share, for the quarter ended December 31, 2023.
Fourth quarter 2024 results include securities repositioning losses of $56.9 million, pre-tax, and a deferred tax asset valuation adjustment of $29.4 million. Excluding these items, adjusted earnings per diluted share would have been $1.431 for the quarter ended December 31, 2024, compared to $1.46 for the quarter ended December 31, 2023.
“Our financial performance for the quarter and full year 2024 illustrate the power and resiliency of Webster’s business model” said John R. Ciulla, chairman and chief executive officer. “At the same time, we are thoughtfully investing to facilitate future growth.”
Highlights for the fourth quarter of 2024:
•Revenue of $661.0 million.
•Period end loans and leases balance of $52.5 billion, up $0.6 billion or 1.1 percent from prior quarter.
•Period end deposits balance of $64.8 billion, up $0.2 billion or 0.4 percent from prior quarter.
•Provision for credit losses of $63.5 million.
•Return on average assets of 0.91 percent; adjusted 1.27 percent1.
•Return on average tangible common equity of 12.73 percent1; adjusted 17.73 percent1.
•Net interest margin of 3.39 percent, up 3 basis points from prior quarter.
•Common equity tier 1 ratio of 11.50%2.
•Efficiency ratio of 44.80 percent1.
•Tangible common equity ratio of 7.45 percent1.
“The actions we took in 2024 to enhance Webster’s capital and liquidity, unique funding attributes and investments in people and technology fortify the base for our company’s growth” said Neal Holland, executive vice president and chief financial officer.

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
2 Presented as preliminary for December 31, 2024.

Consolidated financial performance:
Quarterly net interest income compared to the fourth quarter of 2023:
•Net interest income was $608.5 million compared to $571.0 million.
•Net interest margin was 3.39 percent compared to 3.42 percent. The yield on interest-earning assets decreased by 1 basis point, and the cost of interest-bearing liabilities remained flat.
•Average interest-earning assets totaled $71.9 billion and increased by $4.4 billion, or 6.4 percent.
•Average loans and leases totaled $52.3 billion and increased by $1.9 billion, or 3.8 percent.
•Average deposits totaled $64.8 billion and increased by $4.8 billion, or 8.1 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $63.5 million in the quarter, contributing to a $1.8 million increase in the allowance for credit losses on loans and leases from the prior quarter. The provision for credit losses was $54.0 million in the prior quarter, and $36.0 million a year ago.
•Net charge-offs were $60.9 million, compared to $35.4 million in the prior quarter, and $34.0 million a year ago. The ratio of net charge-offs to average loans and leases was 0.47 percent, compared to 0.27 percent in both the prior quarter and a year ago.
•The allowance for credit losses on loans and leases represented 1.31 percent of total loans and leases, compared to 1.32 percent at September 30, 2024, and 1.25 percent at December 31, 2023. The allowance represented 149 percent of nonperforming loans and leases, compared to 162 percent at September 30, 2024, and 303 percent at December 31, 2023.
Quarterly non-interest income compared to the fourth quarter of 2023:
•Total non-interest income was $52.5 million compared to $63.8 million, a decrease of $11.3 million. Total non-interest income includes $56.9 million and $16.8 million of losses on sales of investment securities for the fourth quarter of 2024 and 2023, respectively. Excluding these items, total non-interest income increased $28.8 million. The increase is primarily attributable to direct investment gains, a credit valuation adjustment, and the addition of Ametros.

Quarterly non-interest expense compared to the fourth quarter of 2023:
•Total non-interest expense was $340.4 million compared to $377.2 million, a decrease of $36.8 million. In the fourth quarter of 2023, total non-interest expense included $47.2 million related to the FDIC special assessment and a net $30.7 million of merger related expenses. Excluding those charges, total non-interest expense increased $41.0 million. The increase is primarily attributable to the addition of Ametros and the related intangible amortization, higher performance-based incentives, investments in human capital and technology, and a contribution to the Webster Charitable Foundation.
Quarterly income taxes compared to the fourth quarter of 2023:
•Income tax expense was $79.3 million compared to $36.2 million, and the effective tax rate was 30.9 percent compared to 16.3 percent. The higher tax expense and tax rate in the current period reflects a $29.4 million deferred tax asset valuation adjustment related to state and local net operating loss carryforwards, which impacted the rate by 11.4 percentage points. The lower effective tax rate in the period a year ago reflected the recognition of a discrete tax benefit attributable to tax return true-up adjustments, along with a lower level of pre-tax income in that period.
Investment securities:
•Total investment securities, net were $17.5 billion, compared to $17.2 billion at September 30, 2024, and $16.0 billion at December 31, 2023. The carrying value of the available-for-sale portfolio included $712.9 million of net unrealized losses, compared to $486.1 million at September 30, 2024, and $708.7 million at December 31, 2023. The carrying value of the held-to-maturity portfolio does not reflect $991.2 million of net unrealized losses, compared to $677.0 million at September 30, 2024, and $810.2 million at December 31, 2023.
Loans and leases:
•Total loans and leases were $52.5 billion, compared to $51.9 billion at September 30, 2024, and $50.7 billion at December 31, 2023. Compared to September 30, 2024, commercial loans and leases increased by $556.0 million, commercial real estate loans decreased by $300.3 million, residential mortgages increased by $277.1 million, and consumer loans increased by $25.5 million. Compared to a year ago, commercial loans and leases increased by $904.9 million, commercial real estate loans increased by $233.3 million, residential mortgages increased by $625.7 million, and consumer loans increased by $15.2 million.
•Loan originations for the portfolio were $3.4 billion, compared to $2.8 billion in the prior quarter, and $3.2 billion a year ago.

Asset quality:
•Total nonperforming loans and leases were $461.3 million, or 0.88 percent of total loans and leases, compared to $425.6 million, or 0.82 percent of total loans and leases, at September 30, 2024, and $209.5 million, or 0.41 percent of total loans and leases, at December 31, 2023.
•Past due loans and leases were $88.6 million, compared to $108.9 million at September 30, 2024, and $46.6 million at December 31, 2023. The decrease from prior quarter is driven primarily by commercial non-mortgage and residential mortgages, partially offset by commercial real estate.
Deposits and borrowings:
•Total deposits were $64.8 billion, compared to $64.5 billion at September 30, 2024, and $60.8 billion at December 31, 2023. During the quarter, seasonal declines in municipal deposits of $1.1 million were offset by short-duration time deposits. Core deposits to total deposits1 were 87.3 percent, compared to 88.5 percent at September 30, 2024, and 86.1 percent at December 31, 2023. The loan to deposit ratio was 81.1 percent, compared to 80.5 percent at September 30, 2024, and 83.5 percent at December 31, 2023.
•Total borrowings were $3.4 billion, compared to $4.1 billion at September 30, 2024, and $3.9 billion at December 31, 2023.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 7.80 percent and 12.73 percent, respectively, compared to 8.67 percent and 14.29 percent, respectively, in the third quarter of 2024, and 9.03 percent and 14.49 percent, respectively, in the fourth quarter of 2023.
•The adjusted return on average tangible common stockholders’ equity1 was 17.73 percent, compared to 17.28 percent in the third quarter of 2024, and 19.83 percent in the fourth quarter of 2023.
•The tangible equity1 and tangible common equity1 ratios were 7.82 percent and 7.45 percent, respectively, compared to 7.85 percent and 7.48 percent, respectively, at September 30, 2024, and 8.12 percent and 7.73 percent, respectively, at December 31, 2023. The common equity tier 12 ratio was 11.50 percent, compared to 11.25 percent at September 30, 2024, and 11.11 percent at December 31, 2023.
•Book value and tangible book value per common share1 were $51.63 and $32.95, respectively, compared to $52.00 and $33.26, respectively, at September 30, 2024, and $48.87 and $32.39, respectively, at December 31, 2023.

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
2 Presented as preliminary for December 31, 2024, and actual for the remaining periods.

Reportable segments:
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $10 million of revenue through its asset based lending, commercial services, commercial real estate, middle market, private banking, sponsor and specialty, verticals, regional banking, and treasury management business units. At December 31, 2024, Commercial Banking had $40.6 billion in loans and leases and $16.3 billion in deposits, as well as a combined $3.0 billion in assets under administration and management.
Commercial Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$330,392	$351,942	(6.1)%
Non-interest income	41,026	32,711	25.4
Operating revenue	371,418	384,653	(3.4)
Non-interest expense	106,762	97,299	(9.7)
Pre-tax, pre-provision net revenue	$264,656	$287,354	(7.9)

	At December 31,		Percent
(In millions)	2024	2023	Increase
Loans and leases	$40,616	$39,481	2.9%
Deposits	16,252	16,054	1.2
AUA / AUM (off balance sheet)	2,966	2,911	1.9
Pre-tax, pre-provision net revenue decreased $22.7 million, to $264.7 million, in the quarter as compared to prior year. Net interest income decreased $21.5 million, to $330.4 million, primarily driven by lower loan yields coupled with lower deposit interest spread. Non-interest income increased $8.3 million, to $41.0 million, primarily driven by direct investment gains, higher deposit and cash management fees, and increased fees from trust and investment services, partially offset by lower fees from client hedging activities and lower loan servicing fees. Non-interest expense increased $9.5 million, to $106.8 million, primarily driven by continued investments in technology and increased compensation-related expenses.

Healthcare Financial Services
Webster’s Healthcare Financial Services segment is comprised of HSA Bank and Ametros, which was acquired in the first quarter of 2024. This segment offers consumer-directed healthcare solutions that include health savings accounts, health reimbursement arrangements, administration of medical insurance claim settlements, flexible spending accounts, and commuter benefits. Accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants, and financial advisors. At December 31, 2024, Healthcare Financial Services had $15.3 billion in total footings comprising $10.0 billion in deposits and $5.3 billion in assets under administration through linked investment accounts.
Healthcare Financial Services Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$95,185	$78,036	22.0%
Non-interest income	25,140	20,224	24.3
Operating revenue	120,325	98,260	22.5
Non-interest expense	56,672	41,947	(35.1)
Pre-tax, net revenue	$63,653	$56,313	13.0

	At December 31,		Percent
(Dollars in millions)	2024	2023	Increase
Number of accounts (thousands)	3,326	3,184	4.5%

Deposits	$9,967	$8,288	20.3
Linked investment accounts (off balance sheet)	5,322	4,642	14.6
Total footings	$15,289	$12,930	18.2
Pre-tax net revenue increased $7.3 million, to $63.7 million, in the quarter as compared to prior year. Net interest income increased $17.1 million, to $95.2 million, primarily due to $12.0 million from Ametros coupled with deposit growth at HSA Bank. Non-interest income increased $4.9 million, to $25.1 million, primarily due to $6.1 million from Ametros, offset by a decrease of $1.2 million from HSA Bank. The decrease in HSA Bank was the net result of lower customer account fees partially offset by higher interchange revenue. Non-interest expense increased $14.7 million, to $56.7 million, primarily due to $11.4 million from Ametros. HSA Bank expenses were $3.3 million higher due to higher service contract expense related to account growth and support costs.

Consumer Banking
Webster’s Consumer Banking segment serves consumer and business banking customers primarily throughout southern New England and the New York metro and suburban markets. Consumer Banking is comprised of the residential and consumer lending, private client, and business banking business units, as well as a distribution network consisting of 196 banking centers and 347 ATMs, a customer care center, and a full range of digital and mobile-based banking services. Additionally, Webster Investment Services provides investment services to consumers and small business owners within Webster’s targeted markets and retail footprint. At December 31, 2024, Consumer Banking had $11.9 billion in loans and $27.3 billion in deposits, as well as $8.0 billion in assets under administration.
Consumer Banking Operating Results:

	Three months ended December 31,		Percent
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$202,165	$213,913	(5.5)%
Non-interest income	26,969	27,426	(1.7)
Operating revenue	229,134	241,339	(5.1)
Non-interest expense	119,123	116,413	(2.3)
Pre-tax, pre-provision net revenue	$110,011	$124,926	(11.9)

	At December 31,		Percent
(In millions)	2024	2023	Increase
Loans	$11,886	$11,235	5.8%
Deposits	27,333	26,252	4.1
AUA (off balance sheet)	7,997	7,876	1.5
Pre-tax, pre-provision net revenue decreased $14.9 million, to $110.0 million, in the quarter as compared to prior year. Net interest income decreased $11.7 million, to $202.2 million, primarily driven by higher rates paid on deposits, partially offset by higher loan yields, as well as loan and deposit balance growth. Non-interest income decreased $0.5 million, to $27.0 million, primarily driven by lower loan servicing fees and a decrease in gains on sales of loans, partially offset by increased deposit related fees and higher miscellaneous fee income. Non-interest expense increased $2.7 million, to $119.1 million, primarily driven by continued investments in technology, partially offset by lower overall operating expenses.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking, and Healthcare Financial Services, one of the country’s largest providers of employee benefit solutions and administrator of medical insurance claim settlements. Headquartered in Stamford, CT, Webster is a values-driven organization with $79 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s fourth quarter 2024 earnings announcement will be held today, Friday, January 17, 2025, at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster’s Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern Time) on January 17, 2025. To access the replay, dial 800-770-2030, or 609-800-9909 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods. However, these words are not the exclusive means of identifying such statements. Examples of forward-looking statements include but are not limited to: projections of revenues, expenses, expense savings, income or loss, earnings or loss per share, and other financial items; statements of plans, objectives, and expectations of Webster or its management or Board of Directors; statements of future economic performance; and statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause Webster’s actual results to differ from those discussed in any forward-looking statements include, but are not limited to: Webster’s ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; continued regulatory changes or other mitigation efforts taken by government agencies in response to volatility in the banking industry; volatility in Webster’s stock price due to investor sentiment and perception of the banking industry; local, regional, national, and international economic conditions, and the impact they may have on Webster or its customers; volatility and disruption in national and international financial markets, including as a result of geopolitical conflict; the impact of unrealized losses in Webster’s available-for-sale securities portfolio; changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, cybersecurity, and healthcare administration, with which Webster and its subsidiaries must comply; adverse conditions in the securities markets that could lead to impairment in the value of Webster’s securities portfolio; inflation, monetary fluctuations, and changes in interest rates, including the impact of such changes on economic conditions, customer behavior, funding costs, and Webster’s loans and leases and securities portfolios; possible changes in governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued inflationary pressures; the effects of any U.S. federal government shutdown; the impact of any new regulatory, policy, or enforcement developments resulting from the change in U.S. presidential administration; the timely development and acceptance of new products and services, and the perceived value of those products and services by customers; changes in deposit flows, consumer spending, borrowings, and savings habits; Webster’s ability to implement new technologies and maintain secure and reliable information and technology systems; the effects of any cybersecurity threats, attacks or disruptions, fraudulent activity, or other data breaches or security events, including those involving Webster’s third-party vendors and service providers; performance by Webster’s counterparties and third-party vendors; Webster’s ability to increase market share and control expenses; changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; Webster’s ability to maintain adequate sources of funding and liquidity; Webster’s ability to attract, develop, motivate, and retain skilled employees; changes in loan demand or real estate values; changes in the mix of loan geographies, sectors, or types and the level of nonperforming assets, charge-offs, and delinquencies; changes in our estimates of current expected credit losses based upon periodic review under relevant regulatory and accounting requirements; the effect of changes in accounting policies and practices applicable to Webster, including the impacts of recently adopted accounting guidance; legal and regulatory developments, including any due to judicial decisions, the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; Webster’s ability to navigate differing environmental, social, governmental, and sustainability concerns among its stakeholders and other activists; Webster’s ability to assess and monitor the effect of artificial intelligence on its business and operations; the occurrence of natural disasters, severe weather events, and public health crises, and any governmental or societal responses thereto; and the other factors that are described in Webster’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster’s actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, return on average tangible common stockholders’ equity, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

Webster believes that providing certain non-GAAP financial measures provides investors with information useful in understanding its financial performance, performance trends, and financial position. Webster utilizes these measures for internal planning and forecasting purposes. Webster, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. Webster believes that its presentation and discussion, together with the accompanying reconciliations, provides additional clarity of factors and trends affecting its business and allows investors to view performance in a manner similar to management.

The efficiency ratio, which represents the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. The return on average tangible common stockholders’ equity (“ROATCE”) represents net income available to common stockholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and net intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. Tangible book value per common share represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by common shares outstanding at the end of the period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit. Adjusted pre-tax net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (“EPS”), adjusted ROATCE, and adjusted return on average assets (“ROAA”) are calculated excluding losses on sales of investment securities, which have been tax-effected, and a deferred tax valuation adjustment.

These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Webster strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Refer the tables beginning on page 19 for Non-GAAP to GAAP reconciliations.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Income and performance ratios:
Net income	$177,766	$192,985	$181,633	$216,323	$185,393
Net income available to common stockholders	173,603	188,823	177,471	212,160	181,230
Earnings per diluted common share	1.01	1.10	1.03	1.23	1.05
Return on average assets (annualized)	0.91%	1.01%	0.96%	1.15%	1.01%
Return on average tangible common stockholders' equity (annualized) (1)	12.73	14.29	14.17	16.30	14.49
Return on average common stockholders’ equity (annualized)	7.80	8.67	8.40	10.01	9.03
Non-interest income as a percentage of total revenue	7.94	8.92	6.88	14.89	10.05

Asset quality:
Allowance for credit losses on loans and leases	$689,566	$687,798	$669,355	$641,442	$635,737
Nonperforming assets	461,751	427,274	374,884	289,254	218,600
Allowance for credit losses on loans and leases / total loans and leases	1.31%	1.32%	1.30%	1.26%	1.25%
Net charge-offs / average loans and leases (annualized)	0.47	0.27	0.26	0.29	0.27
Nonperforming loans and leases / total loans and leases	0.88	0.82	0.72	0.56	0.41
Nonperforming assets / total loans and leases plus other real estate owned and repossessed assets	0.88	0.82	0.73	0.57	0.43
Allowance for credit losses on loans and leases / nonperforming loans and leases	149.47	161.60	181.48	226.17	303.39

Other ratios:
Tangible equity (1)	7.82%	7.85%	7.56%	7.54%	8.12%
Tangible common equity (1)	7.45	7.48	7.18	7.15	7.73
Tier 1 risk-based capital (2)	12.01	11.77	11.09	11.08	11.62
Total risk-based capital (2)	14.20	14.06	13.28	13.21	13.72
Common equity tier 1 risk-based capital (2)	11.50	11.25	10.59	10.57	11.11
Stockholders’ equity / total assets	11.56	11.58	11.46	11.49	11.60
Net interest margin	3.39	3.36	3.32	3.35	3.42
Efficiency ratio (1)	44.80	45.49	46.22	45.25	43.04

Equity and share related:
Common stockholders’ equity	$8,849,235	$8,914,071	$8,525,289	$8,463,519	$8,406,017
Book value per common share	51.63	52.00	49.74	49.07	48.87
Tangible book value per common share (1)	32.95	33.26	30.82	30.22	32.39
Common stock closing price	55.22	46.61	43.59	50.77	50.76
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	171,391	171,428	171,402	172,464	172,022
Weighted-average common shares outstanding - Basic	169,589	169,569	169,675	170,445	170,415
Weighted-average common shares outstanding - Diluted	170,005	169,894	169,937	170,704	170,623

(1)See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
(2)Presented as preliminary for December 31, 2024, and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2024	September 30, 2024	December 31, 2023
Assets:
Cash and due from banks	$388,060	$721,261	$429,323
Interest-bearing deposits	1,686,374	2,476,290	1,286,472
Investment securities:
Available-for-sale	9,006,600	8,594,978	8,959,729
Held-to-maturity, net	8,444,191	8,565,936	7,074,588
Total investment securities, net	17,450,791	17,160,914	16,034,317
Loans held for sale	27,634	117,615	6,541
Loans and leases:
Commercial	20,676,965	20,120,992	19,772,102
Commercial real estate	21,391,036	21,691,377	21,157,732
Residential mortgages	8,853,669	8,576,612	8,227,923
Consumer	1,583,498	1,558,034	1,568,295
Total loans and leases	52,505,168	51,947,015	50,726,052
Allowance for credit losses on loans and leases	(689,566)	(687,798)	(635,737)
Total loans and leases, net	51,815,602	51,259,217	50,090,315
Federal Home Loan Bank and Federal Reserve Bank stock	321,343	360,795	326,882
Premises and equipment, net	406,963	411,070	429,561
Goodwill and other intangible assets, net	3,202,369	3,212,050	2,834,600
Cash surrender value of life insurance policies	1,251,622	1,247,624	1,247,938
Deferred tax assets, net	316,856	273,174	369,212
Accrued interest receivable and other assets	2,157,459	2,213,890	1,890,088
Total assets	$79,025,073	$79,453,900	$74,945,249

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$10,316,501	$10,744,524	$10,732,516
Health savings accounts	8,951,031	8,951,383	8,287,889
Interest-bearing checking	9,834,790	10,016,651	8,994,095
Money market	20,433,250	20,460,382	17,662,826
Savings	6,982,554	6,921,459	6,642,499
Certificates of deposit	6,041,329	6,020,031	5,574,048
Brokered certificates of deposit	2,193,625	1,400,000	2,890,411
Total deposits	64,753,080	64,514,430	60,784,284
Securities sold under agreements to repurchase and other borrowings	344,168	100,232	458,387
Federal Home Loan Bank advances	2,110,108	3,110,205	2,360,018
Long-term debt	909,185	910,963	1,048,820
Accrued expenses and other liabilities	1,775,318	1,620,020	1,603,744
Total liabilities	69,891,859	70,255,850	66,255,253
Preferred stock	283,979	283,979	283,979
Common stockholders’ equity	8,849,235	8,914,071	8,406,017
Total stockholders’ equity	9,133,214	9,198,050	8,689,996
Total liabilities and stockholders’ equity	$79,025,073	$79,453,900	$74,945,249

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Interest income:
Interest and fees on loans and leases	$783,140	$789,423	$3,182,466	$3,071,378
Interest on investment securities	189,801	128,924	674,935	450,888
Loans held for sale	2,836	280	13,911	734
Other interest and dividends	19,310	14,520	55,974	105,260
Total interest income	995,087	933,147	3,927,286	3,628,260
Interest expense:
Deposits	358,895	325,793	1,427,204	1,021,418
Borrowings	27,724	36,333	161,695	269,573
Total interest expense	386,619	362,126	1,588,899	1,290,991
Net interest income	608,468	571,021	2,338,387	2,337,269
Provision for credit losses	63,500	36,000	222,000	150,747
Net interest income after provision for loan and lease losses	544,968	535,021	2,116,387	2,186,522
Non-interest income:
Deposit service fees	38,665	37,459	161,144	169,318
Loan and lease related fees	18,770	21,362	76,384	84,861
Wealth and investment services	8,387	7,767	33,234	28,999
Cash surrender value of life insurance policies	7,387	6,587	27,712	26,228
(Loss) on sale of investment securities, net	(56,886)	(16,825)	(136,224)	(33,620)
Other income	36,184	7,465	89,649	38,551
Total non-interest income	52,507	63,815	251,899	314,337
Non-interest expense:
Compensation and benefits	192,668	184,914	762,794	711,752
Occupancy	18,740	18,478	72,161	77,520
Technology and equipment	47,182	46,486	195,017	197,928
Marketing	6,139	5,176	18,751	18,622
Professional and outside services	15,205	18,804	58,253	107,497
Intangible assets amortization	9,681	8,618	36,082	36,207
Deposit insurance	16,069	58,725	68,912	98,081
Other expenses	34,693	36,020	139,309	168,748
Total non-interest expense	340,377	377,221	1,351,279	1,416,355
Income before income taxes	257,098	221,615	1,017,007	1,084,504
Income tax expense	79,332	36,222	248,300	216,664
Net income	177,766	185,393	768,707	867,840
Preferred stock dividends	(4,163)	(4,163)	(16,650)	(16,650)
Net income available to common stockholders	$173,603	$181,230	$752,057	$851,190

Weighted-average common shares outstanding - Diluted	170,005	170,623	170,192	171,883

Earnings per common share:
Basic	$1.01	$1.05	$4.38	$4.91
Diluted	1.01	1.05	4.37	4.91

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Interest income:
Interest and fees on loans and leases	$783,140	$809,184	$798,097	$792,045	$789,423
Interest on investment securities	189,801	176,722	160,827	147,585	128,924
Loans held for sale	2,836	5,400	5,593	82	280
Other interest and dividends	19,310	12,757	11,769	12,138	14,520
Total interest income	995,087	1,004,063	976,286	951,850	933,147
Interest expense:
Deposits	358,895	371,075	361,263	335,971	325,793
Borrowings	27,724	43,105	42,726	48,140	36,333
Total interest expense	386,619	414,180	403,989	384,111	362,126
Net interest income	608,468	589,883	572,297	567,739	571,021
Provision for credit losses	63,500	54,000	59,000	45,500	36,000
Net interest income after provision for loan and lease losses	544,968	535,883	513,297	522,239	535,021
Non-interest income:
Deposit service fees	38,665	38,863	41,027	42,589	37,459
Loan and lease related fees	18,770	18,513	19,334	19,767	21,362
Wealth and investment services	8,387	8,367	8,556	7,924	7,767
Cash surrender value of life insurance policies	7,387	8,020	6,359	5,946	6,587
(Loss) on sale of investment securities, net	(56,886)	(19,597)	(49,915)	(9,826)	(16,825)
Other income	36,184	3,575	16,937	32,953	7,465
Total non-interest income	52,507	57,741	42,298	99,353	63,815
Non-interest expense:
Compensation and benefits	192,668	194,736	186,850	188,540	184,914
Occupancy	18,740	18,879	15,103	19,439	18,478
Technology and equipment	47,182	56,696	45,303	45,836	46,486
Marketing	6,139	4,224	4,107	4,281	5,176
Professional and outside services	15,205	16,001	14,066	12,981	18,804
Intangible assets amortization	9,681	8,491	8,716	9,194	8,618
Deposit insurance	16,069	13,555	15,065	24,223	58,725
Other expenses	34,693	36,376	36,811	31,429	36,020
Total non-interest expense	340,377	348,958	326,021	335,923	377,221
Income before income taxes	257,098	244,666	229,574	285,669	221,615
Income tax expense	79,332	51,681	47,941	69,346	36,222
Net income	177,766	192,985	181,633	216,323	185,393
Preferred stock dividends	(4,163)	(4,162)	(4,162)	(4,163)	(4,163)
Net income available to common stockholders	$173,603	$188,823	$177,471	$212,160	$181,230

Weighted-average common shares outstanding - Diluted	170,005	169,894	169,937	170,704	170,623

Earnings per common share:
Basic	$1.01	$1.10	$1.03	$1.23	$1.05
Diluted	1.01	1.10	1.03	1.23	1.05

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended December 31,
		2024			2023
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$52,255,431	$794,271	5.97%	$50,352,340	$800,679	6.24%
Investment securities (1)	17,982,632	192,334	4.28	16,194,457	135,498	3.35
Federal Home Loan and Federal Reserve Bank stock	301,218	4,732	6.25	308,505	5,581	7.18
Interest-bearing deposits	1,201,613	14,578	4.75	649,104	8,939	5.39
Loans held for sale	122,449	2,836	9.27	7,130	280	n/m
Total interest-earning assets	71,863,343	$1,008,751	5.53%	67,511,536	$950,977	5.54%
Non-interest-earning assets (1)	6,493,521			5,620,527
Total assets	$78,356,864			$73,132,063
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$10,568,678	$—	—%	$11,067,121	$—	—%
Health savings accounts	8,919,071	3,485	0.16	8,219,431	3,123	0.15
Interest-bearing checking, money market and savings	37,464,574	271,010	2.88	33,156,966	239,875	2.87
Certificates of deposit and brokered deposits	7,863,067	84,400	4.27	7,538,131	82,795	4.36
Total deposits	64,815,390	358,895	2.20	59,981,649	325,793	2.15
Securities sold under agreements to repurchase and other borrowings	191,265	853	1.74	221,437	1,162	2.05
Federal Home Loan Bank advances	1,535,140	19,063	4.86	1,815,493	25,659	5.53
Long-term debt (1)	886,648	7,808	3.52	1,020,901	9,512	3.73
Total borrowings	2,613,053	27,724	4.18	3,057,831	36,333	4.68
Total interest-bearing liabilities	67,428,443	$386,619	2.28%	63,039,480	$362,126	2.28%
Non-interest-bearing liabilities (1)	1,742,339			1,779,785
Total liabilities	69,170,782			64,819,265
Preferred stock	283,979			283,979
Common stockholders’ equity	8,902,103			8,028,819
Total stockholders’ equity	9,186,082			8,312,798
Total liabilities and stockholders’ equity	$78,356,864			$73,132,063
Tax-equivalent net interest income		622,132			588,851
Less: Tax-equivalent adjustments		(13,664)			(17,830)
Net interest income		$608,468			$571,021
Net interest margin			3.39%			3.42%

(1)In order to provide the users of the Company’s financial statements with a more transparent view of the actual consolidated average balances that are used in the calculation of net interest margin, the Company has recast, in the above table, certain consolidated average balances for the three months ended December 31, 2023, to reflect a change in presentation being applied retrospectively. Specifically, adjustments were made to exclude unsettled trades of $142.4 million and available-for-sale unrealized losses of $1.1 billion from investment securities, and to exclude a $28.8 million basis adjustment related to a de-designated fair value hedge from long-term debt. Rather, effective as of December 31, 2024, these amounts are being presented in non-interest-earning assets and non-interest-bearing liabilities, respectively. There was no change to the related yields/rates, net interest income, or net interest margin that had been previously disclosed.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Twelve Months Ended December 31,
		2024			2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$51,597,443	$3,224,653	6.25%	$50,637,569	$3,113,709	6.15%
Investment securities (1)	17,356,753	690,265	3.98	15,626,684	477,496	3.06
Federal Home Loan and Federal Reserve Bank stock	330,418	18,633	5.64	408,673	24,785	6.06
Interest-bearing deposits	723,688	37,341	5.16	1,564,255	80,475	5.14
Loans held for sale	143,812	13,911	9.67	28,710	734	2.56
Total interest-earning assets	70,152,114	$3,984,803	5.68%	68,265,891	$3,697,199	5.42%
Non-interest-earning assets (1)	6,461,020			5,557,991
Total assets	$76,613,134			$73,823,882
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$10,387,807	$—	—%	$11,596,949	$—	—%
Health savings accounts	8,650,485	13,139	0.15	8,249,332	12,366	0.15
Interest-bearing checking, money market and savings	35,789,961	1,070,949	2.99	31,874,457	756,521	2.37
Certificates of deposit and brokered deposits	7,597,612	343,116	4.52	6,531,610	252,531	3.87
Total deposits	62,425,865	1,427,204	2.29	58,252,348	1,021,418	1.75
Securities sold under agreements to repurchase and other borrowings	196,328	4,113	2.09	378,171	9,102	2.41
Federal Home Loan Bank advances	2,296,048	125,329	5.46	4,275,394	222,537	5.21
Long-term debt (1)	903,603	32,253	3.57	1,027,869	37,934	3.69
Total borrowings	3,395,979	161,695	4.76	5,681,434	269,573	4.74
Total interest-bearing liabilities	65,821,844	$1,588,899	2.41%	63,933,782	$1,290,991	2.02%
Non-interest-bearing liabilities (1)	1,871,615			1,566,145
Total liabilities	67,693,459			65,499,927
Preferred stock	283,979			283,979
Common stockholders’ equity	8,635,696			8,039,976
Total stockholders’ equity	8,919,675			8,323,955
Total liabilities and stockholders’ equity	$76,613,134			$73,823,882
Tax-equivalent net interest income		2,395,904			2,406,208
Less: Tax-equivalent adjustments		(57,517)			(68,939)
Net interest income		$2,338,387			$2,337,269
Net interest margin			3.42%			3.52%

(1)In order to provide the users of the Company’s financial statements with a more transparent view of the actual consolidated average balances that are used in the calculation of net interest margin, the Company has recast, in the above table, certain consolidated average balances for the twelve months ended December 31, 2023, to reflect a change in presentation being applied retrospectively. Specifically, adjustments were made to exclude unsettled trades of $108.9 million and available-for-sale unrealized losses of $895.8 million from investment securities, and to exclude a $30.8 million basis adjustment related to a de-designated fair value hedge from long-term debt. Rather, effective as of December 31, 2024, these amounts are being presented in non-interest-earning assets and non-interest-bearing liabilities, respectively. There was no change to the related yields/rates, net interest income, or net interest margin that had been previously disclosed.

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases (unaudited)
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Loans and leases (actual):
Commercial non-mortgage	$19,272,958	$18,657,089	$18,021,758	$17,976,128	$18,214,261
Asset-based lending	1,404,007	1,463,903	1,470,675	1,492,886	1,557,841
Commercial real estate	21,391,036	21,691,377	22,277,813	21,869,502	21,157,732
Residential mortgages	8,853,669	8,576,612	8,284,297	8,226,154	8,227,923
Consumer	1,583,498	1,558,034	1,518,922	1,533,972	1,568,295
Total loans and leases	52,505,168	51,947,015	51,573,465	51,098,642	50,726,052
Allowance for credit losses on loans and leases	(689,566)	(687,798)	(669,355)	(641,442)	(635,737)
Total loans and leases, net	$51,815,602	$51,259,217	$50,904,110	$50,457,200	$50,090,315

Loans and leases (average):
Commercial non-mortgage	$18,919,934	$18,166,258	$17,995,654	$18,235,402	$18,181,417
Asset-based lending	1,449,743	1,452,794	1,473,175	1,523,616	1,588,350
Commercial real estate	21,572,682	22,215,293	22,186,566	21,403,765	20,764,834
Residential mortgages	8,740,658	8,390,613	8,252,397	8,225,151	8,240,390
Consumer	1,572,414	1,527,235	1,527,007	1,550,484	1,577,349
Total loans and leases	$52,255,431	$51,752,193	$51,434,799	$50,938,418	$50,352,340

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Nonperforming loans and leases:
Commercial non-mortgage	$268,354	$215,834	$210,906	$203,626	$134,617
Asset-based lending	20,815	29,791	29,791	34,915	35,090
Commercial real estate	138,642	150,711	96,337	14,323	11,314
Residential mortgages	12,500	9,098	11,345	8,407	5,591
Consumer	21,015	20,183	20,457	22,341	22,932
Total nonperforming loans and leases	$461,326	$425,617	$368,836	$283,612	$209,544

Other real estate owned and repossessed assets:
Commercial non-mortgage	$425	$504	$5,013	$5,540	$8,954
Residential mortgages	—	221	—	—	—
Consumer	—	932	1,035	102	102
Total other real estate owned and repossessed assets	$425	$1,657	$6,048	$5,642	$9,056
Total nonperforming assets	$461,751	$427,274	$374,884	$289,254	$218,600

Past due 30-89 days:
Commercial non-mortgage	$16,619	$45,123	$134,794	$15,365	$7,071
Commercial real estate	48,725	36,110	10,284	72,999	9,002
Residential mortgages	14,113	18,153	13,008	17,580	21,047
Consumer	9,122	9,471	8,185	6,824	9,417
Total past due 30-89 days	$88,579	$108,857	$166,271	$112,768	$46,537
Past due 90 days or more and accruing	—	71	9	12,460	52
Total past due loans and leases	$88,579	$108,928	$166,280	$125,228	$46,589

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	Three Months Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
ACL on loans and leases, beginning balance	$687,798	$669,355	$641,442	$635,737	$635,438
Provision	62,639	53,869	61,041	43,194	34,300
Charge-offs:
Commercial portfolio	63,281	36,362	33,356	38,461	28,794
Consumer portfolio	1,265	997	1,418	1,330	6,878
Total charge-offs	64,546	37,359	34,774	39,791	35,672
Recoveries:
Commercial portfolio	2,779	377	360	553	396
Consumer portfolio	896	1,556	1,286	1,749	1,275
Total recoveries	3,675	1,933	1,646	2,302	1,671
Total net charge-offs	60,871	35,426	33,128	37,489	34,001
ACL on loans and leases, ending balance	$689,566	$687,798	$669,355	$641,442	$635,737
ACL on unfunded loan commitments, ending balance	22,593	22,598	22,456	24,495	24,734
ACL, ending balance	$712,159	$710,396	$691,811	$665,937	$660,471

WEBSTER FINANCIAL CORPORATION
Non-GAAP to GAAP Reconciliations

	Three Months Ended
(In thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Efficiency ratio:
Non-interest expense	$340,377	$348,958	$326,021	$335,923	$377,221
Less: Foreclosed property activity	(32)	(687)	(364)	(330)	(96)
Intangible assets amortization	9,681	8,491	8,716	9,194	8,618
Operating lease depreciation	121	197	560	663	900
FDIC special assessment	—	(1,544)	—	11,862	47,164
Merger related expenses (1)	—	—	—	3,139	30,679
Strategic restructuring costs and other	—	22,169	—	—	—
Adjusted non-interest expense	$330,607	$320,332	$317,109	$311,395	$289,956
Net interest income	$608,468	$589,883	$572,297	$567,739	$571,021
Add: Tax-equivalent adjustment	13,664	13,659	14,315	15,879	17,830
Non-interest income	52,507	57,741	42,298	99,353	63,815
Other income (2)	6,564	7,448	7,802	7,626	5,099
Less: Operating lease depreciation	121	197	560	663	900
(Loss) on sale of investment securities, net	(56,886)	(19,597)	(49,915)	(9,826)	(16,825)
Exit of non-core operations	—	(15,977)	—	—	—
Net gain on sale of mortgage servicing rights	—	—	—	11,655	—
Adjusted income	$737,968	$704,108	$686,067	$688,105	$673,690
Efficiency ratio	44.80%	45.49%	46.22%	45.25%	43.04%

ROATCE:
Net income	$177,766	$192,985	$181,633	$216,323	$185,393
Less: Preferred stock dividends	4,163	4,162	4,162	4,163	4,163
Add: Intangible assets amortization, tax-effected	7,648	6,708	6,886	7,263	6,808
Adjusted net income	$181,251	$195,531	$184,357	$219,423	$188,038
Adjusted net income, annualized basis	$725,004	$782,124	$737,428	$877,692	$752,152
Average stockholders’ equity	$9,186,082	$8,995,134	$8,733,737	$8,759,992	$8,312,798
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	3,207,554	3,238,115	3,246,940	3,090,751	2,838,770
Average tangible common stockholders’ equity	$5,694,549	$5,473,040	$5,202,818	$5,385,262	$5,190,049
Return on average tangible common stockholders’ equity	12.73%	14.29%	14.17%	16.30%	14.49%
(1)Merger related expenses reflect Ametros acquisition expenses for the three months ended March 31, 2024, and primarily Sterling merger expenses for the three months ended December 31, 2023.
(2)Other income reflects a tax-equivalent adjustment on income generated from low income housing tax-credit investments.

(In thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Tangible equity:
Stockholders’ equity	$9,133,214	$9,198,050	$8,809,268	$8,747,498	$8,689,996
Less: Goodwill and other intangible assets, net	3,202,369	3,212,050	3,242,193	3,250,909	2,834,600
Tangible stockholders’ equity	$5,930,845	$5,986,000	$5,567,075	$5,496,589	$5,855,396
Total assets	$79,025,073	$79,453,900	$76,838,106	$76,161,693	$74,945,249
Less: Goodwill and other intangible assets, net	3,202,369	3,212,050	3,242,193	3,250,909	2,834,600
Tangible assets	$75,822,704	$76,241,850	$73,595,913	$72,910,784	$72,110,649
Tangible equity	7.82%	7.85%	7.56%	7.54%	8.12%

Tangible common equity:
Tangible stockholders’ equity	$5,930,845	$5,986,000	$5,567,075	$5,496,589	$5,855,396
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders’ equity	$5,646,866	$5,702,021	$5,283,096	$5,212,610	$5,571,417
Tangible assets	$75,822,704	$76,241,850	$73,595,913	$72,910,784	$72,110,649
Tangible common equity	7.45%	7.48%	7.18%	7.15%	7.73%

Tangible book value per common share:
Tangible common stockholders’ equity	$5,646,866	$5,702,021	$5,283,096	$5,212,610	$5,571,417
Common shares outstanding	171,391	171,428	171,402	172,464	172,022
Tangible book value per common share	$32.95	$33.26	$30.82	$30.22	$32.39

Core deposits:
Total deposits	$64,753,080	$64,514,430	$62,276,692	$60,747,743	$60,784,284
Less: Certificates of deposit	6,041,329	6,020,031	5,861,431	5,928,773	5,574,048
Brokered certificates of deposit	2,193,625	1,400,000	1,910,071	1,008,547	2,890,411
Core deposits	$56,518,126	$57,094,399	$54,505,190	$53,810,423	$52,319,825

	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024
Adjusted ROATCE:
Net income	$177,766	$768,707
Less: Preferred stock dividends	4,163	16,650
Add: Intangible assets amortization, tax-effected	7,648	28,505
Loss on sale of investment securities, net, tax-effected	41,763	102,126
Deferred tax asset valuation adjustment	29,350	29,350
Exit of non-core operations, tax-effected	—	11,644
Strategic restructuring costs and other, tax-effected	—	16,158
FDIC special assessment, tax-effected	—	7,792
Ametros acquisition expenses, tax-effected	—	2,360
Net (gain) on mortgage servicing rights, tax-effected	—	(8,761)
Discrete tax adjustment	—	10,929
Adjusted net income	$252,364	$952,160
Adjusted net income, annualized basis	$1,009,456	$952,160
Average stockholders’ equity	$9,186,082	$8,919,675
Less: Average preferred stock	283,979	283,979
Average goodwill and other intangible assets, net	3,207,554	3,195,988
Average tangible common stockholders’ equity	$5,694,549	$5,439,708
Adjusted return on average tangible common stockholders’ equity	17.73%	17.50%

Adjusted ROAA:
Net income	$177,766	$768,707
Add: Loss on sale of investment securities, net, tax-effected	41,763	102,126
Deferred tax asset valuation adjustment	29,350	29,350
Exit of non-core operations, tax-effected	—	11,644
Strategic restructuring costs and other, tax-effected	—	16,158
FDIC special assessment, tax-effected	—	7,792
Ametros acquisition expenses, tax-effected	—	2,360
Net (gain) on mortgage servicing rights, tax-effected	—	(8,761)
Discrete tax adjustment	—	10,929
Adjusted net income	$248,879	$940,305
Adjusted net income, annualized basis	$995,516	$940,305
Average assets	$78,356,864	$76,613,134
Adjusted return on average assets	1.27%	1.23%

GAAP to adjusted reconciliation:	Three Months Ended December 31, 2024
(In millions, except per share data)	Pre-Tax Income	Net Income Available to Common Stockholders	Diluted EPS
Reported (GAAP)	$257.1	$173.6	$1.01
Loss on sale of investment securities	56.9	41.8	0.25
Deferred tax asset valuation adjustment	N/A	29.4	0.17
Adjusted (non-GAAP)	$314.0	$244.7	$1.43

	Twelve Months Ended December 31, 2024
	Pre-Tax Income	Net Income Available to Common Stockholders	Diluted EPS
Reported (GAAP)	$1,017.0	$752.1	$4.37
Loss on sale of investment securities, net	136.2	102.1	0.60
Exit of non-core operations	16.0	11.6	0.07
Strategic restructuring costs and other	22.2	16.2	0.10
FDIC special assessment	10.3	7.8	0.04
Ametros acquisition expenses	3.1	2.4	0.01
Net (gain) on sale of mortgage servicing rights	(11.7)	(8.8)	(0.05)
Discrete tax adjustment	N/A	10.9	0.07
Deferred tax asset valuation adjustment	N/A	29.4	0.17
Adjusted (non-GAAP)	$1,193.1	$923.7	$5.38
Note: Totals may not sum due to rounding